UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 16, 2015

Date of Report (Date of earliest event reported)

STORE Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-36739	45-2280254
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8501 East Princess Drive, Suite 190 Scottsdale, AZ	85255
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 256-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                   Regulation FD Disclosure.

The information included as Exhibit 99.1 to this Report will be made available to investors by STORE Capital Corporation, a Maryland corporation (the “Company”), in connection with the Morgan Stanley 2nd Annual Net Lease Summit.  This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01.                Other Events.

On April 16, 2015, the Company announced that it issued $365 million of 7- and 10-year fixed-rate notes designated as STORE Master Funding Net Lease Mortgage Notes, Series 2015-1 in a private placement to qualified institutional buyers.  The notes were issued in two classes, $95 million of 7-year Class A-1 notes at an interest rate of 3.75%, and $270 million of 10-year Class A-2 notes at an interest rate of 4.17%.  Both classes of notes were rated A+ by Standard & Poor’s Ratings Services.

A copy of the press release announcing the issuance of the notes is included as Exhibit 99.2 to this Report and is incorporated herein by reference.

Item 9.01.                Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Presentation Materials for the April 17, 2015 Morgan Stanley 2nd Annual Net Lease Summit

99.2	Press release dated April 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STORE Capital Corporation

Dated: April 16, 2015
	By:	/s/Michael T. Bennett
Michael T. Bennett
Executive Vice President-General Counsel

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Presentation Materials for the April 17, 2015 Morgan Stanley 2nd Annual Net Lease Summit

99.2	Press release dated April 16, 2015